UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2023

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(I.R.S. Employer Identification Number)

644 East Beaton Drive, West Fargo, ND 58078-2648
(Address of Principal Executive Offices)(Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TITN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c), (d) and (e) On October 18, 2023, Titan Machinery Inc. (the “Company”) announced the implementation of a leadership transition plan whereby David J. Meyer, the Company’s current Chief Executive Officer, will transition the role of Chief Executive Officer to Bryan J. Knutson, the Company’s current President and Chief Operating Officer, effective February 1, 2024, and Mr. Knutson will thereafter hold the position of President and Chief Executive Officer. Mr. Meyer will continue to serve as the Company’s Chief Executive Officer until the effective date of Mr. Knutson’s appointment as Chief Executive Officer, and will thereafter serve as Executive Chairman of the Board of Directors (the “Board”) until January 31, 2025.
Mr. Knutson, age 45, became the Company’s Chief Operating Officer in August 2017, adding the position of President in 2022. Mr. Knutson joined the Company in 2002, beginning his career in equipment sales and later advancing to store manager, complex manager, region manager and then became the Company’s Vice President – Ag Operations in 2016. Mr. Knutson is a current board member and Chairman of the Pioneer Equipment Dealers Association.
In conjunction with Mr. Knutson’s appointment as the Company’s President and Chief Executive Officer, the Board voted to increase in the size of the Board from seven directors to eight directors and elected Mr. Knutson as a director of the Company, in each case effective as of February 1, 2024. Mr. Knutson was not appointed to serve on any committees of the Board at this time. Upon joining the Board on February 1, 2024, Mr. Knutson will serve as a Class I director of the Company, holding office until the Company’s 2026 annual meeting of stockholders, unless his earlier death, resignation or removal.
In addition, in connection therewith, the Company entered into an Executive Employment Agreement with Mr. Knutson on October 17, 2023 (the “Employment Agreement”). The Employment Agreement has a three-year term beginning February 1, 2024, with automatic one-year extensions (with such automatic extensions subject to termination by either the Company or Mr. Knutson).
The Employment Agreement provides Mr. Knutson with (i) a starting annualized base salary of $575,000, which base salary is subject to upward adjustment on an annual basis, (ii) eligibility to participate in the Company’s annual performance cash bonus plan with an opportunity to earn a cash incentive award ranging from 0% to 200% of his then-current base salary, with the target award set at 100% of base salary, and (iii) the right to receive an annual long-term equity incentive award grant in the form of restricted stock and/or restricted stock units with a value equal to his then-current base salary.
Under the terms of the Employment Agreement, if Mr. Knutson’s employment is terminated without Cause or he resigns for Good Reason (each as defined in the Employment Agreement), which termination does not occur in connection with a Change in Control (as defined in the Employment Agreement), he will be entitled to receive a severance payment in an amount equal to the sum of (i) his then-current annual base salary plus (ii) the amount of the average annual incentive bonus paid to Mr. Knutson under the Employment Agreement in the three years preceding termination (or, if a termination without Cause or a resignation for Good Reason occurs prior to any annual incentive bonus having been paid to Mr. Knutson, the amount of Mr. Knutson’s target annual incentive bonus for the year in which the termination or resignation occurs), and Mr. Knutson will be eligible to continue to participate in the Company group medical and dental plans at Company expense for a period of 12 months after termination. In addition, if Mr. Knutson’s employment is terminated without Cause or he resigns for Good Reason, in either such case with such termination occurring within 12 months following a Change in Control, he will be entitled to receive a severance payment in an amount equal to two times the sum of (i) his then-current annual base salary plus (ii) the amount of the average annual incentive bonus paid to Mr. Knutson in the three years preceding the termination (or, if a termination without Cause or a resignation for Good Reason occurs within 12 months following a Change in Control and prior to any annual incentive bonus having been paid to Mr. Knutson, the amount of Mr. Knutson’s target annual incentive bonus for the year in which the termination or resignation occurs), and Mr. Knutson will be eligible to continue to participate in the Company group medical and dental plans at Company expense for a period of 24 months after termination. Mr. Knutson’s eligibility for these severance benefits is subject to his execution of a release of claims against the Company and his compliance with post-employment covenants.

There are no other arrangements or understandings between Mr. Knutson and any other persons pursuant to which Mr. Knutson was named President and Chief Executive Officer or a director of the Company. Mr. Knutson does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Knutson does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
In order to implement Mr. Knutson’s succession to Chief Executive Officer, on October 17, 2023, the Company and Mr. Meyer entered into an amendment to Mr. Meyer’s existing employment letter agreement with the Company. This amendment provides that Mr. Meyer’s employment as the Company’s Chief Executive Officer will end effective February 1, 2024, and that Mr. Meyer will accept the role of Executive Chairman of the Board of Directors beginning February 1, 2024 and continuing until January 31, 2025. Mr. Meyer will continue to earn his current base salary of $500,000 under the amended employment letter agreement, but will not be eligible for annual cash bonuses or equity incentive awards or severance.
On October 18, 2023, the Company issued a press release announcing the leadership transition from Mr. Meyer to Mr. Knutson. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 18, 2023
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Machinery Inc.

Date: October 18, 2023	By	/s/ Robert Larsen
	Name:	Robert Larsen
	Title:	Chief Financial Officer